WELLINGTON MANAGEMENT COMPANY, LLP
WELLINGTON TRUST COMPANY, NA
WELLINGTON MANAGEMENT INTERNATIONAL
WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD.

CODE OF ETHICS
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Summary

Wellington Management Company, llp and its affiliates have a fiduciary duty to investment company and investment counseling clients which requires each employee to act solely for the benefit of clients. Also, each employee has a duty to act in the best interest of the firm. In addition to the various laws and regulations covering the firm's activities, it is clearly in the firm's best interest as a professional investment advisory organization to avoid potential conflicts of interest or even the appearance of such conflicts with respect to the conduct of the firm's employees. Wellington Management's personal trading and conduct must recognize that the firm's clients always come first, that the firm must avoid any actual or potential abuse of our positions of trust and responsibility, and that the firm must never take inappropriate advantage of its positions. While it is not possible to anticipate all instances of potential conflict, the standard is clear.

In light of the firm's professional and legal responsibilities, we believe it is appropriate to restate and periodically distribute the firm's Code of Ethics to all employees. It is Wellington Management's aim to be as flexible as possible in its internal procedures, while simultaneously protecting the organization and its clients from the damage that could arise from a situation involving a real or apparent conflict of interest. While it is not possible to specifically define and prescribe rules regarding all possible cases in which conflicts might arise, this Code of Ethics is designed to set forth the policy regarding employee conduct in those situations in which conflicts are most likely to develop. If an employee has any doubt as to the propriety of any activity, he or she should consult the President or Regulatory Affairs Department.

The Code reflects the requirements of United States law, Rule 17j-1 of the Investment Company Act of 1940, as amended on October 29, 1999, as well as the recommendations issued by an industry study group in 1994, which were strongly supported by the SEC. The term "Employee" includes all employees and Partners.

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Policy  on  Personal
Securities
Transactions

Essentially, this policy requires that all personal securities transactions (including acquisitions or dispositions other than through a purchase or sale) by all Employees must be cleared prior to execution. The only exceptions to this policy of prior clearance are noted below.

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Definition of
"Personal  Securities
Transactions"

The  following   transactions  by  Employees  are  considered  "personal"  under applicable SEC rules and therefore subject to this statement of policy:

1.   Transactions for an Employee's own account, including IRA's.

2. Transactions for an account in which an Employee has indirect beneficial ownership, unless the Employee has no direct or indirect influence or control over the account. Accounts involving family (including husband, wife, minor children or other dependent relatives), or accounts in which an Employee has a beneficial interest (such as a trust of which the Employee is an income or principal beneficiary) are included within the meaning of "indirect beneficial interest".

If an Employee has a substantial measure of influence or control over an account, but neither the Employee nor the Employee's family has any direct or indirect beneficial interest (e.g., a trust for which the Employee is a trustee but not a direct or indirect beneficiary), the rules relating to personal securities transactions are not considered to be directly applicable. Therefore, prior clearance and subsequent reporting of such transactions are not required. In all transactions involving such an account an Employee should, however, conform to the spirit of these rules and avoid any activity which might appear to conflict with the investment company or counseling clients or with respect to the Employee's position within Wellington Management. In this regard, please note "Other Conflicts of Interest", found later in this Code of Ethics, which does apply to such situations.
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

Preclearance
Required

EXCEPT AS SPECIFICALLY EXEMPTED IN THIS SECTION, ALL EMPLOYEES MUST CLEAR PERSONAL SECURITIES TRANSACTIONS PRIOR TO EXECUTION. This includes bonds, stocks (including closed end funds), convertibles, preferreds, options on securities, warrants, rights, etc. for domestic and foreign securities, whether publicly traded or privately placed. The only exceptions to this requirement are automatic dividend reinvestment and stock purchase plan acquisitions, broad-based stock index and U.S. government securities futures and options on such futures, transactions in open-end mutual funds, U.S. Government securities, commercial paper, or non-volitional transactions. Non-volitional transactions include gifts to an Employee over which the Employee has no control of the timing or transactions which result from corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.). Please note, however, that most of these transactions must be reported even though they do not have to be precleared. See the following section on reporting obligations.

Clearance for transactions must be obtained by contacting the Director of Global Equity Trading or those personnel designated by him for this purpose. Requests for clearance and approval for transactions may be communicated orally or via email. The Trading Department will maintain a log of all requests for approval as coded confidential records of the firm. Private placements (including both securities and partnership interests) are subject to special clearance by the Director of Regulatory Affairs, Director of Enterprise Risk Management or the General Counsel, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days.

CLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS FOR PUBLICLY TRADED SECURITIES WILL BE IN EFFECT FOR ONE TRADING DAY ONLY. THIS "ONE TRADING DAY" POLICY IS INTERPRETED AS FOLLOWS:

O IF CLEARANCE IS GRANTED AT A TIME WHEN THE PRINCIPAL MARKET IN WHICH THE SECURITY TRADES IS OPEN, CLEARANCE IS EFFECTIVE FOR THE REMAINDER OF THAT TRADING DAY UNTIL THE OPENING OF THAT MARKET ON THE FOLLOWING DAY.

O IF CLEARANCE IS GRANTED AT A TIME WHEN THE PRINCIPAL MARKET IN WHICH THE SECURITY TRADES IS CLOSED, CLEARANCE IS EFFECTIVE FOR THE NEXT TRADING DAY UNTIL THE OPENING OF THAT MARKET ON THE FOLLOWING DAY.

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Filing of Reports

Records of personal securities transactions by Employees will be maintained. All Employees are subject to the following reporting requirements:


1
Duplicate  Brokerage
Confirmations

All  Employees  must  require  their   securities   brokers  to  send  duplicate
confirmations of their securities transactions to the Regulatory Affairs Department. Brokerage firms are accustomed to providing this service. Please contact Regulatory Affairs to obtain a form letter to request this service. Each employee must return to the Regulatory Affairs Department a completed form for each brokerage account that is used for PERSONAL SECURITIES TRANSACTIONS OF THE EMPLOYEE. EMPLOYEES SHOULD NOT send the completed forms to their brokers directly. The form must be completed and returned to the Regulatory Affairs Department prior to any transactions being placed with the broker. The Regulatory Affairs Department will process the request in order to assure delivery of the confirms directly to the Department and to preserve the confidentiality of this information. When possible, the transaction confirmation filing requirement will be satisfied by electronic filings from securities depositories.


2
Filing of Quarterly
Report of all
"Personal Securities
Transactions"


SEC rules require that a quarterly record of all personal securities transactions submitted by each person subject to the Code's requirements and that this record be available for inspection. To comply with these rules, every Employee must file a quarterly personal securities transaction report within 10 calendar days after the end of each calendar quarter. Reports are filed electronically utilizing the firm's proprietary Personal Securities Transaction Reporting System (PSTRS) accessible to all Employees via the Wellington Management Intranet.

At the end of each calendar quarter, Employees will be notified of the filing requirement. Employees are responsible for submitting the quarterly report within the deadline established in the notice.

Transactions during the quarter indicated on brokerage confirmations or electronic filings are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker submitting confirmations must be entered manually. All Employees are required to submit a quarterly report, even if there were no reportable transactions during the quarter.

Employees must also provide information on any new brokerage account established during the quarter including the name of the broker, dealer or bank and the date the account was established.

IMPORTANT NOTE: The quarterly report must include the required information for all "personal securities transactions" as defined above, except transactions in open-end mutual funds, money market securities, U.S. Government securities, and futures and options on futures on U.S. government securities. Non-volitional transactions and those resulting from corporate actions must also be reported even though preclearance is not required and the nature of the transaction must be clearly specified in the report.


3
Certification of Compliance

As part of the quarterly reporting process on PSTRS, Employees are required to confirm their compliance with the provisions of this Code of Ethics.


4
Filing of Personal

Annually, all Employees must file a schedule indicating their personal securities holdings as of December 31 of each year by the following January 30. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are those which must be reported as indicated in the prior paragraph. Newly hired Employees are required to file a holding report within ten (10) days of joining the firm. Employees may indicate securities held in a brokerage account by attaching an account statement, but are not required to do so, since these statements contain additional information not required by the holding report.


5
Review of Reports

All reports filed in accordance with this section will be maintained and kept confidential by the Regulatory Affairs Department. Reports will be reviewed by the Director of Regulatory Affairs or personnel designated by her for this purpose.
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Restrictions on
"Personal  Securities
Transactions"

While all personal securities transactions must be cleared prior to execution, the following guidelines indicate which transactions will be prohibited, discouraged, or subject to nearly automatic clearance. The clearance of personal securities transactions may also depend upon other circumstances, including the timing of the proposed transaction relative to transactions by our investment counseling or investment company clients; the nature of the securities and the parties involved in the transaction; and the percentage of securities involved in the transaction relative to ownership by clients. The word "clients" refers collectively to investment company clients and counseling clients. Employees are expected to be particularly sensitive to meeting the spirit as well as the letter of these restrictions.

Please note that these restrictions apply in the case of debt securities to the specific issue and in the case of common stock, not only to the common stock, but to any equity-related security of the same issuer including preferred stock, options, warrants, and convertible bonds. Also, a gift or transfer from you (an Employee) to a third party shall be subject to these restrictions, unless the donee or transferee represents that he or she has no present intention of selling the donated security.


1
No Employee may engage in personal transactions involving any securities which are:


o being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled. In addition, no Portfolio Manager may engage in a personal transaction involving any security for 7 days prior to, and 7 days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures" below. Portfolio Managers include all designated portfolio managers and others who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios. All Employees who are considered Portfolio Managers will be so notified by the Regulatory Affairs Department.

o    the  subject  of a new or  changed  action  recommendation  from a research
     analyst   until  10  business   days   following   the   issuance  of  such
     recommendation;

o the subject of a reiterated but unchanged recommendation from a research analyst until 2 business days following reissuance of the recommendation

o actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.


2
The Code of Ethics strongly discourages short term trading by Employees. In addition, no Employee may take a "short term trading" profit in a security, which means the sale of a security at a gain (or closing of a short position at a gain) within 60 days of its purchase, without a special exemption. See "Exemptive Procedures". The 60 day prohibition does not apply to transactions resulting in a loss, nor to futures or options on futures on broad-based securities indexes or U.S. government securities.

3
No  Employee   engaged  in  equity  or  bond  trading  may  engage  in  personal transactions involving any equity securities of any company whose primary business is that of a broker/dealer.

4
Subject to preclearance, Employees may engage in short sales, options, and margin transactions, but such transactions are strongly discouraged, particularly due to the 60 day short term profit-taking prohibition. Any Employee engaging in such transactions should also recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions which apply to personal transactions as noted above. In specific case of hardship an exception may be granted by the Director of Regulatory Affairs or her designee upon approval of the Ethics Committee with respect to an otherwise "frozen" transaction.

5
No Employee may engage in personal transactions involving the purchase of any security on an initial public offering. This restriction also includes new issues resulting from spin-offs, municipal securities and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by the Director of Regulatory Affairs or her designee upon determining that approval would not violate any policy reflected in this Code. This restriction does not apply to open-end mutual funds, U. S. government issues or money market investments.

6
EMPLOYEES MAY NOT PURCHASE SECURITIES IN PRIVATE PLACEMENTS UNLESS APPROVAL OF THE DIRECTOR OF REGULATORY AFFAIRS, DIRECTOR OF ENTERPRISE RISK MANAGEMENT OR THE GENERAL COUNSEL HAS BEEN OBTAINED. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington Management and other relevant factors on a case-by-case basis. If the Employee has portfolio management or securities analysis responsibilities and is granted approval to purchase a private placement, he or she must disclose the privately placed holding later if asked to evaluate the issuer of the security. An independent review of the Employee's analytical work or decision to purchase the security for a client account will then be performed by another investment professional with no personal interest in the transaction.


Gifts and Other
Sensitive Payments

Employees should not seek, accept or offer any gifts or favors of more than minimal value or any preferential treatment in dealings with any client, broker/dealer, portfolio company, financial institution or any other organization WITH WHOM THE FIRM TRANSACTS business. Occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes are not prohibited. However, for both the Employee's protection and that of the firm it is extremely important that even the appearance of a possible conflict of interest be avoided. Extreme caution is to be exercised in any instance in which business related travel and lodgings are paid for other than by Wellington Management, and prior approval must be obtained from the Regulatory Affairs Department.

Any question as to the propriety of such situations should be discussed with the Regulatory Affairs Department and any incident in which an Employee is encouraged to violate these provisions should be reported immediately. An explanation of all extraordinary travel, lodging and related meals and entertainment is to be reported in a brief memorandum to the Director of Regulatory Affairs.

Employees must not participate individually or on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

1
Use of the firm's funds for political purposes.

2
Payment or receipt of bribes, kickbacks, or payment or receipt of any other amount with an understanding that part or all of such amount will be refunded or delivered to a third party in violation of any law applicable to the transaction.

3
Payments to government officials or employees (other than disbursements in the ordinary course of business for such legal purposes as payment of taxes).

4
Payment of compensation or fees in a manner the purpose of which is to assist the recipient to evade taxes, federal or state law, or other valid charges or restrictions applicable to such payment.

5
Use of the funds or assets of the firm or any subsidiary for any other unlawful or improper purpose.

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Other Conflicts of
Interest
Employees should also be aware that areas other than personal securities transactions or gifts and sensitive payments may involve conflicts of interest. The following should be regarded as examples of situations involving real or potential conflicts rather than a complete list of situations to avoid.


"Inside Information"
Specific reference is made to the firm's policy on the use of "inside information" which applies to personal securities transactions as well as to client transactions.


Use of Information
Information acquired in connection with employment by the organization may not be used in any way which might be contrary to or in competition with the interests of clients. Employees are reminded that certain clients have specifically required their relationship with us to be treated confidentially.


Disclosure of
Information
Information regarding actual or contemplated investment decisions, research priorities or client interests should not be disclosed to persons outside our organization and in no way can be used for personal gain.


Outside
Activities
All outside relationships such as directorships or trusteeships of any kind or membership in investment organizations (e.g., an investment club) must be cleared by the Director of Regulatory Affairs prior to the acceptance of such a position. As a general matter, directorships in unaffiliated public companies or companies which may reasonably be expected to become public companies will not be authorized because of the potential for conflicts which may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours and use of proprietary information.


Exemptive Procedure
The Director of Regulatory Affairs, the Director of Enterprise Risk Management, the General Counsel or the Ethics Committee can grant exemptions from the personal trading restrictions in this Code upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the Employee's requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors.

Any Employee wishing an exemption should submit a written request to the Director of Regulatory Affairs setting forth the pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive exemptive applications by an Employee will not be well received.

Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Regulatory Affairs Department.


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Compliance with
The Code of Ethics

Adherence to the Code of Ethics is considered a basic condition of employment with our organization. The Ethics Committee monitors compliance with the Code and reviews violations of the Code to determine what action or sanctions are appropriate.

Violations of the provisions regarding personal trading will presumptively be subject to being reversed in the case of a violative purchase, and to disgorgement of any profit realized from the position (net of transaction costs and capital gains taxes payable with respect to the transaction) by payment of the profit to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation.

Violations of the Code of Ethics may also adversely affect an Employee's career with Wellington Management with respect to such matters as compensation and advancement.

Employees must recognize that a serious violation of the Code of Ethics or related policies may result, at a minimum, in immediate dismissal. Since many provisions of the Code of Ethics also reflect provisions of the U.S. securities laws, Employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines and penalties, and imprisonment.

Again, Wellington Management would like to emphasize the importance of obtaining prior clearance of all personal securities transactions, avoiding prohibited transactions, filing all required reports promptly and avoiding other situations which might involve even an apparent conflict of interest. Questions regarding interpretation of this policy or questions related to specific situations should be directed to the Regulatory Affairs Department or Ethics Committee.

Revised: March 1, 2000

                      GRANAHAN INVESTMENT MANAGEMENT, INC.
                         CODE OF ETHICS UNDER RULE 17j-1

                                  INTRODUCTION

         Rule 17j-1 under the Investment Company Act of 1940 generally prohibits persons associated with an investment company or its investment adviser from engaging in any fraudulent, deceptive, manipulative or otherwise unlawful practice in connection with the purchase or sale by such persons of securities held or acquired by the investment company.

         Set forth below is the Code of Ethics adopted by the Board of Directors of Granahan Investment Management, Inc. (the "Company"). This Code of Ethics is based on the principle that the directors, officers and employees of the Company owe a fiduciary duty to all of the Company's clients including the shareholders of the Vanguard Explorer Fund to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of the shareholders; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest.

         The effective date of the Code of Ethics  is  January 1, 1996.   Please
direct any questions to John J. Granahan, President.


                                 CODE OF ETHICS

I.       Definitions

     1. "Fund" means that portion of the Vanguard Explorer Fund under the management of the Company.

     2. "Accounts" refers to all accounts under the management of the Company.

     3. "Board of Directors" means the Board of Directors of the Company.

     4. "Officer" means any officer of the Company other than one serving solely as Clerk or Assistant Clerk.

     5. "Employee" means any director, officer or employee of the Company

     6. "Access person" means any director, officer, or "advisory person" of the Company.

     7. "Advisory person" means any employee of the Company, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund or the Accounts, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

     8. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     9. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person or an advisory person has or acquires. "Beneficial ownership" is generally understood to include those securities from which a person enjoys some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner.

     10. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     11. "Security" shall include all forms of debt and equity securities, except that it shall not include shares of registered open end investment companies, securities issued by the Government of the United States, short term government securities, bankers' acceptances, bank certificates of deposit, commercial paper, and other money market instruments.


II.      Prohibited Transactions-All


     1. It is a basic policy that no director, officer or employee of the Company should be permitted to profit from the securities activities of the Fund, the Accounts or the Company. Accordingly, no such person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

          (i) is being considered for purchase or sale by the Fund or the Accounts; or

          (ii)   is being purchased or sold by the Fund or the Accounts.

     2. No such director, officer or employee shall disclose to other persons the securities activities engaged in or contemplated for the Fund or the Accounts.

     3. No such director, officer or employee shall seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Company because of such person's association with the Company.

         For  the  purposes  of  this   provision,   the  following  gifts  from
broker-dealers or other persons providing services to the Company will not be considered to be in violation of this section:

          (i)    an occasional meal;

          (ii) an occasional ticket to a sporting event, the theater or comparable entertainment;

          (iii)  a typical holiday gift.

III.     Prohibited Transactions-Officers and Advisory Persons

         In addition to the prohibited transactions set forth in Section 2, no officer or advisory person shall:


     1. Acquire any securities in an initial public offering, in order to preclude any possibility of such person profiting from his or her position with the Company.

     2. Purchase or sell a security within at least seven calendar days before and after the Fund or an Account trades in that security. Any profits improperly realized on trades within the proscribed periods will be subject to disgorgement.

     3. Purchase any securities in a private placement, without prior approval of Mr. Granahan. Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in the Fund's or an Account's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's or an Account's decision to purchase securities of the issuer shall be subject to independent review by a Company officer with no personal interest in the issuer.

     4. Profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on such short-term trades shall be subject to disgorgement.

     5. Serve on the board of directors of any publicly traded company without prior authorization of Mr. Granahan. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders or an Account.

IV.      Prohibited Transactions-Other

     The Fund or an Account shall not invest in a security of an issuer of which a director or officer of the Company is an officer, director, or the owner of more than 5% of its outstanding securities.


V.       EXEMPTED TRANSACTIONS

         The prohibitions of Sections II and III of this Code shall not apply to:


         1. Purchases or sales effected in any account over which the employee has no direct or indirect influence or control.

         2.   Purchases or sales of shares of any registered investment company.

         3. Purchases or sales which are non-volitional on the part of either the employee or the Fund.

         4. Purchases which are part of an automatic dividend reinvestment plan.

         5. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         6. Purchases or sales which receive the prior approval of an officer of the Company because:

                  (i) they are only remotely potentially harmful to the Fund or an Account;

                  (ii)   they  would  be  very  unlikely  to  affect  a   highly
                         institutional market; or

                  (iii)  they   clearly  are  not  related  economically  to  be
                         securities to be purchased, sold or held by  the   Fund
                         or an Account.

VI.      PRIOR APPROVAL

         All access persons shall receive prior approval from the President or other officer before purchasing or selling securities.

VII.     REPORTING

         1. Every access person and advisory person shall disclose to the President all personal securities holdings upon commencement of employment and thereafter on an annual basis as of December 31 and direct their brokers to supply the President duplicate copies of personal securities transactions confirmations and copies of periodic statements for securities accounts.

         2. Every officer and advisory person shall report to the President with respect to transactions in any security as required by the Investment Adviser's Act of 1940.

VIII.    SANCTIONS

         Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

XI.      RETENTION OF RECORDS

         This Code of Ethics, a copy of each report filed by employees, any written report relating to the interpretation of such Codes, or violations thereunder, and lists of all persons required to make reports, shall be preserved with records of the Company for the period required by Rule 17j-1.

XII.     ANNUAL CERTIFICATION

         Each employee of the Company will be required to certify each year that they have read and understood this Code of Ethics.

January 1, 1996

             CODE OF ETHICS FOR CHARTWELL INVESTMENT PARTNERS, L.P.

     The following Code of Ethics shall apply to all partners, officers and employees of Chartwell Investment Partners, L.P. ("Associates").1 This Code of Ethics is based on the principle that all Chartwell Associates owe a fiduciary duty to the Firm's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest.

     The effective date of the Code of Ethics is June 24, 1997. Please direct any questions about this Code of Ethics to the Compliance Officer.


     1. CODE OF CONDUCT GOVERNING PERSONAL SECURITIES TRANSACTIONS.

          a. The personal trading activities of all Chartwell Associates must be conducted in a manner to avoid actual or potential conflicts of interest with Chartwell's clients. No Associate may use his or her position with Chartwell or any investment opportunities he or she learns of because of his or her position with Chartwell, to the detriment of Chartwell's clients. Chartwell Associates are not permitted to front-run any securities transaction of a client, or to scalp by making recommendations for clients with the intent of personally profiting from personal holdings of transactions in the same or related securities. Each Associate should promptly report any situation or transaction involving an actual or potential conflict of interest to the Compliance Officer.

          b. Even if not specifically prohibited under paragraph D below, certain personal trading activities may create or appear to create conflicts of interest. If an Associate has any doubt whether a personal trade raises a conflict of interest, the Associate should consult the Compliance Officer before trading. The Compliance Officer's determination as to whether a particular personal trading activity is permitted shall be conclusive. If the Compliance Officer determines that a particular personal trading activity is not permitted, the Associate must refrain from terminate the activity immediately. Failure to comply with the Compliance Officer's determination may result in sanctions, up to and including termination.

___________________________
1 For purposes of compliance with the Code of Ethics, the term "partner" includes the Firm's general partner and certain limited partners, as described below. The Firm's general partner is Chartwell G.P., Inc. (the "General Partner"). The General Partner is a Pennsylvania corporation and, as a practical matter, does not engage in personal securities transactions. Members of the General Partner's Board of Directors, however, may engage in personal securities transactions. Such directors and the Firm's limited partners are subject to this Code only if they participate in forming investment decisions or receive advance information about investment decisions or client transactions.

          c. The Management Committee may except any person, security or transaction from any specific provision of the Code. The Management Committee will prepare a report documenting the nature of any exception granted, the persons involved and the reasons for granting such exception. Any approval or exception granted by the Management Committee under this Code shall not be viewed as or deemed to be a Code violation.


     2. WHO IS COVERED BY THESE REQUIREMENTS?

          All Chartwell  Associates  and members of their  immediate  family who
     reside  in  their  household  are  subject  to  Chartwell's   policies  and
     procedures governing personal securities transactions.


     3. WHAT ACCOUNTS AND TRANSACTIONS ARE COVERED?

          (i) Subject to the last sentence of this paragraph, the policies and procedures cover (1) ALL personal securities accounts and --- transactions of each Chartwell Associate, and (2) all securities and accounts in which a Chartwell Associate has "beneficial ownership." For purposes of these requirements, "beneficial ownership" has the same meaning as in Securities Exchange Act Rule 16a-1(a)(2). Generally, a person has beneficial ownership of a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares direct or indirect interest in the security. A transaction by or for the account of a spouse or other immediate family member living in the same home with a Chartwell Associate is considered the same as a transaction by the employee. These policies and procedures do not cover any securities accounts and/or transactions relating to any pooled investment product (including without limitation, private investment partnerships): (i) managed by Chartwell or an affiliate of Chartwell; and (ii) in which there is significant beneficial ownership by persons other than (a) Chartwell Associates; and (b) spouses or other immediate family members living in the same home with such Associate.


     4. WHAT SECURITIES ARE COVERED BY THESE REQUIREMENTS?

          All securities (and derivative forms thereof, including options and futures contracts) are covered by these requirements EXCEPT (1) securities that are direct obligations of the United States, such as Treasury bills, notes and bonds and derivatives thereof; (2) bankers' acceptances; (3) bank certificates of deposit; (4) commercial paper; (5) high quality short-term debt instruments, including repurchase agreements; and (6) shares of registered, open-end mutual funds. Please note that shares of closed-end funds and unit investment trusts are COVERED.

     5. WHAT TRANSACTIONS ARE PROHIBITED BY THESE REQUIREMENTS?

          a. Chartwell Associates may not purchase or sell, directly or indirectly, any security within seven calendar days before or three calendar days after the time that the same security is being or has been purchased or sold for a Chartwell client without prior written approval of the Compliance Officer. Chartwell Associates who violate this prohibition by PURCHASING a security within seven calendar days before a Chartwell client trades such security and without prior approval, shall be prohibited from selling that security for a period of six months from the date of the trade. Any profits realized from a sale of such security within the proscribed six month period shall be disgorged. Further, a Chartwell Associate who SELLS a security within seven calendar days before a Chartwell client sells such security and without prior approval shall disgorge any profits realized on such transaction equal to the difference between the Chartwell Associate's sale price and the Chartwell client's sale price.

          b. Chartwell Associates may not purchase any securities (including those otherwise excepted from coverage under paragraph 4 above) in a private placement or initial public offering without the prior written approval of the Compliance Officer.

          c. Chartwell Associates may not profit from the purchase and sale or sale and purchase of the same security within a 60 day period. Any profits realized from such trades shall be disgorged.

          d. Chartwell Associates may not serve on the board of directors of any publicly traded or private company without the prior written approval of the Compliance Officer.

          e. Chartwell Associates are not permitted to accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Firm because of that person's association with the Firm. For the purpose of this provision, the following gifts from broker-dealers or other persons providing services to the Firm will not be considered to be in violation of this section:

(i) an occasional meal;

(ii) an occasional ticket to a sporting event, the theater, or comparable entertainment;

(iii) a holiday gift of fruit or other goods, provided however, that such gift is made available to ALL Chartwell employees.

     6. PRE-CLEARANCE OF PERSONAL TRANSACTIONS.

          a. Chartwell Associates must pre-clear personal securities transactions with the trading department. Pre-clearance of a securities transaction is valid for 48 hours. A Pre-Clearance Form is found at Attachment 1 (Form C). Pre-clearance forms must be signed by the Associate and a Chartwell trader or in the absence of a trader, the Compliance Officer. The Compliance Officer will also pre-clear any trader's trades if another trader is not available. Forms must then be given to the Compliance Officer (or designee).

          b. Pre-clearance is not necessary for the following transactions:

(i) Purchases or sales over which the Associate has no direct or indirect influence or control.

(ii) Purchases that are part of an automatic dividend reinvestment plan.


     7.  REPORTS  OF  SECURITIES   HOLDINGS  AND  IDENTIFICATION  OF  SECURITIES
         ACCOUNTS.

          a. Every Chartwell Associate shall disclose to the Compliance Officer (or designee) all personal securities holdings and accounts upon commencement of employment and thereafter on an annual basis as of December 31st. A form for this purpose may be found at Attachment 1 (Form E).

          b. Every Associate shall direct their brokers to supply to the Compliance Officer (or designee), on a timely basis, duplicate copies of the confirmation of all personal securities transactions and shall notify the Compliance Officer when the Associate opens a securities account. A form for this purpose may be found at Attachment 1 (Form
          F).

          c. Every Chartwell Associate shall certify annually to the Compliance Officer (or designee) that:

(i) they have read and understand the Code of Ethics; and that they are subject thereto;

(ii) they have complied with the  requirements  of the Code of Ethics;  and

(iii) they have reported all personal securities transactions and accounts required to be reported by the Code of Ethics.

     A form for this purpose may be found at Attachment 1 (Form B).

          d. Every Chartwell Associate is required to submit reports to the Compliance Officer (or designee) no later than 10 days after the end of each calendar quarter* describing each personal securities transaction effected and securities account opened during the quarter. The report must be signed and dated by the reporting person and include a complete response to each item of information sought on the Quarterly Report (Form D) found at Attachment 1.

          If an Associate has no transactions to report in a calendar quarter, he or she must check the "no transactions to report" box on the Quarterly Form, sign and date the Report and return it to the Compliance Officer (or designee) by the reporting deadline.

          The Compliance Officer (or designee) shall be responsible for distributing Quarterly Report forms to each Chartwell Associate at the end of each calendar quarter and for ensuring that all Associates have filed the required reports on a timely basis. Late filings are not acceptable and can lead to disciplinary action, including termination.

         REPORTING OF ALL PERSONAL SECURITIES TRANSACTIONS IS REQUIRED BY SEC RULE, AND VIOLATION OF THIS RULE CANNOT AND WILL NOT BE TOLERATED BY CHARTWELL.

     8. REVIEW AND ENFORCEMENT OF CODE OF ETHICS.

          a. The Compliance Officer (or designee) shall notify each person who becomes an Associate and is required to report under this Code of their reporting requirements no later than 10 days before the first quarter in which the person is required to begin reporting.

          b. The Compliance Officer (or designee) will, on a quarterly basis, review all reported personal securities transactions to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Compliance Officer must give the person an opportunity to supply explanatory material.

          c. If the Compliance Officer finds that a Code violation may have occurred, the Compliance Officer must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person to the Management Committee. The Management Committee will independently determine whether the person violated the Code.

___________________________
* Chartwell Associates need not file a Quarterly Report if the Report would duplicate information contained in broker trade confirmations timely received by Chartwell. Note that broker trade confirmations may not be generated on private transactions. However, such transactions are subject to the requirements of this Code.

          d. No person shall be required to participate in a determination of whether he or she has violated the Code or discuss the imposition of any sanction against him or herself.

          e. The Compliance Officer will submit his or her own personal securities reports, as required, to an Alternate Compliance Officer who shall fulfill the duties of the Compliance Officer with respect to the Compliance Officer's reports.

          f. If the Management Committee finds that a person has violated the Code, the Management Committee will approve an appropriate resolution of the situation, which may include any sanctions (including termination) that the Committee deems appropriate.

     9. PROTECTION OF CONFIDENTIAL INFORMATION CONCERNING CLIENT RECOMMENDATIONS OR ADVICE.

          The Firm has adopted the following policies and procedures to limit access to information relating to decisions as to what advice or recommendations should be given to clients ("Advisory Information") to those of the Firm's officers, partners and employees who have a legitimate need to know that information:

          a. DESIGNATION OF ADVISORY PERSONS. The Management Committee shall designate as "Advisory Persons" those of the Firm's officers, partners and employees who make or participate in decisions as to what advice or recommendations should be given to clients whose duties or functions relate to the making of such recommendations or who otherwise have a legitimate need to know information concerning such matters. The Compliance Officer (or designee) will inform such persons of their status as an "Advisory Person."


          b. OBLIGATIONS OF ADVISORY PERSONS. In the handling of Advisory Information, Advisory Persons shall take appropriate measures to protect the confidentiality of such information. Specifically, Advisory Persons shall refrain from:

               (i) Disclosing Advisory Information to anyone other than another Advisory Person, inside or outside of the Firm (including any employee of an affiliate); except on a strict need-to-know basis and under circumstances that make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient; and

               (ii) Engaging in transactions--or recommending or suggesting that any person (other than a Firm client) engage in transactions - in any security to which the Advisory Information relates.

          c. GENERAL POLICY CONCERNING NON-ADVISORY PERSONS. As a general matter, no employee of the Firm (other than those employees who are designated as Advisory Persons) or any employee of an affiliate of the Firm should seek or obtain access to Advisory Information. In the event that an employee of the Firm (other than an employee who is designated as an Advisory Person) should come into possession of Advisory Information, he or she should refrain from either disclosing the information to others or engaging in transactions (or recommending or suggesting that any person engage in transactions) in the
          securities  to  which  such  information   relates.


          10. MONITORING COMPLIANCE WITH INSIDER TRADING AND TIPPING POLICIES AND PROCEDURES.

               The Compliance Officer (or designee) shall review duplicate confirmations and periodic account statements. This review is designed to (i) ensure the propriety of personal trading activity; (ii) avoid possible conflict situations; and (iii) identify transactions that may violate the prohibitions. The Compliance Officer shall immediately report any findings of possible irregularity or impropriety to the Management Committee.

                            THE VANGUARD GROUP, INC.
                            ------------------------

                                 CODE OF ETHICS
                                 --------------

SECTION 1:  BACKGROUND

This Code of Ethics has been approved and adopted by the Board of Directors of The Vanguard Group, Inc. ("Vanguard") and the Boards of Trustees of each of the Vanguard funds in compliance with Rule 17j-1 under the Investment Company Act of 1940. The Code has been amended and restated effective as of May 1, 1999. Except as otherwise provided, the Code applies to all "Vanguard personnel," which term includes all employees, officers, Directors and Trustees of Vanguard and the Vanguard funds. The Code also contains provisions which apply to the investment advisers to the Vanguard funds (see section 11).

SECTION 2:  STATEMENT OF GENERAL FIDUCIARY STANDARDS

This Code of Ethics is based on the overriding principle that Vanguard personnel act as fiduciaries for shareholders' investments in the Vanguard funds. Accordingly, Vanguard personnel must conduct their activities at all times in accordance with the following standards:

     a) SHAREHOLDERS' INTERESTS COME FIRST. In the course of fulfilling their duties and responsibilities to Vanguard fund shareholders, Vanguard personnel must at all times place the interests of Vanguard fund shareholders first. In particular, Vanguard personnel must avoid serving their own personal interests ahead of the interests of Vanguard fund shareholders.

     b) CONFLICTS OF INTEREST MUST BE AVOIDED. Vanguard personnel must avoid any situation involving an actual or potential conflict of interest or possible impropriety with respect to their duties and responsibilities to Vanguard fund shareholders.

     c) COMPROMISING SITUATIONS MUST BE AVOIDED. Vanguard personnel must not take advantage of their position of trust and responsibility at Vanguard. Vanguard personnel must avoid any situation that might compromise or call into question their exercise of full independent judgment in the best interests of Vanguard fund shareholders.

All activities of Vanguard personnel should be guided by and adhere to these fiduciary standards. The remainder of this Code sets forth specific rules and procedures which are consistent with these fiduciary standards. However, all activities by Vanguard personnel are required to conform with these fiduciary standards regardless of whether the activity is specifically covered in this Code.

SECTION 3:  DUTY OF CONFIDENTIALITY

Vanguard personnel must keep confidential at all times any nonpublic information they may obtain in the course of their employment at Vanguard. This information includes but is not limited to:

     1)   information  on the  vanguard  funds,  including  recent or  impending
          securities    transactions   by   the   funds,   activities   of   the
          funds'advisers, offerings of new funds, and closings of funds;

     2)   information   on   Vanguard   fund    shareholders   and   prospective
          shareholders, including their identities, investments, and account transactions;

     3)   information  on  other  vanguard   personnel,   including  their  pay,
          benefits, position level, and performance ratings; and

     4) information on Vanguard business activities, including new services, products, technologies, and business initiatives.

Vanguard  personnel  have  the  highest  fiduciary   obligation  not  to  reveal
confidential Vanguard information to any party that does not have a clear and compelling need to know such information.

SECTION 4:  GIFT POLICY

Vanguard personnel are prohibited from seeking or accepting gifts of material value from any person or entity, including any Vanguard fund shareholder or Vanguard client, when such gift is in relation to doing business with Vanguard. In certain cases, Vanguard PERSONNEL MAY ACCEPT GIFTS OF DE MINIMIS value (as determined in accordance with guidelines set forth in Vanguard's Human Resources Policy Manual) but only if they obtain the approval of a Vanguard officer.

SECTION 5:  OUTSIDE ACTIVITIES

     a) PROHIBITIONS ON SECONDARY EMPLOYMENT. Vanguard employees are prohibited from working for any business or enterprise in the financial services industry that competes with Vanguard. In addition, Vanguard employees are prohibited from working for any organization that could possibly benefit from the employee's knowledge of confidential Vanguard information, such as new Vanguard services and technologies. Beyond these prohibitions, Vanguard employees may accept secondary employment, but only with prior approval from the Vanguard Compliance Department. Vanguard officers are prohibited from accepting or serving in any form of secondary employment unless they have received approval from a Vanguard Managing Director or the Vanguard Chairman and Chief Executive Officer.

     b) PROHIBITION ON SERVICE AS DIRECTOR OR PUBLIC OFFICIAL. Vanguard officers and employees are prohibited from serving on the board of directors of any publicly traded company or in an official capacity for any federal, state, or local government (or governmental agency or instrumentality) without prior approval from the Vanguard Compliance Department.

     c) PROHIBITION ON MISUSE OF VANGUARD TIME OR PROPERTY. Vanguard personnel are prohibited from using Vanguard time, equipment, services, personnel or property for any purposes other than the performance of their duties and responsibilities at Vanguard.

SECTION 6:  GENERAL PROHIBITIONS ON TRADING

     a) TRADING ON KNOWLEDGE OF VANGUARD FUNDS ACTIVITIES. All Vanguard personnel are prohibited from taking personal advantage of their knowledge of recent or impending securities activities of the Vanguard funds or the funds' investment advisers. In particular, Vanguard personnel are prohibited from purchasing or selling, directly or indirectly, any security when they have actual knowledge that the security is being purchased or sold, or considered for purchase or sale, by a Vanguard fund. This prohibition applies to all securities in which the person has acquired or will acquire "beneficial ownership." For these purposes, a person is considered to have beneficial ownership in all securities over which the person enjoys economic benefits substantially equivalent to ownership (for example, securities held in trust for the person's benefit), regardless of who is the registered owner. Under this Code of Ethics, Vanguard personnel are considered to have beneficial ownership of all securities owned by their spouse or minor children.

     b) VANGUARD INSIDER TRADING POLICY. All Vanguard personnel are subject to Vanguard's Insider Trading Policy, which is considered an integral part of this Code of Ethics. Vanguard's Insider Trading Policy prohibits Vanguard personnel from buying or selling any security while in the possession of material nonpublic information about the issuer of the security. The policy also prohibits Vanguard personnel from communicating to third parties any material nonpublic information about any security or issuer of securities. Any violation of Vanguard's Insider Trading Policy may result in penalties which could include termination of employment with Vanguard.

SECTION 7:  ADDITIONAL TRADING RESTRICTIONS FOR ACCESS PERSONS

     a) APPLICATION. The restrictions of this section 7 apply to all Vanguard access persons. For purposes of the Code of Ethics, "access persons" include:

     1) any Director or Trustee of Vanguard or a Vanguard fund, excluding disinterested Directors and Trustees (i.e., any Director or Trustee who is not an "interested person" of a Vanguard fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940);

     2)   any officer of Vanguard or a Vanguard fund; and

     3) any employee of Vanguard or a Vanguard fund who in the course of his or her regular duties participates in the selection of a Vanguard fund's securities or who works in a Vanguard department or unit that has access to information regarding a Vanguard fund's impending purchases or sales of securities.

The Vanguard Compliance Department will notify all Vanguard personnel who qualify as access persons of their duties and responsibilities under this Code of Ethics. The restrictions of this section 7 apply to all transactions in which a Vanguard access person has or will acquire beneficial ownership (see section
6a) of a security, including transactions by a spouse or minor child. However, the restrictions do not apply to transactions involving: (i) direct obligations of the Government of the United States; (ii) high quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements; and (iii) shares of registered open-end investment companies (including shares of any Vanguard fund). In addition, the restrictions do not apply to transactions in accounts over which the access person has no direct or indirect control or influence.

     b)   GENERAL  RESTRICTIONS FOR ACCESS PERSONS.  Vanguard access persons are
subject  to  the  following   restrictions  with  respect  to  their  securities
transactions:

     1) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. Vanguard access persons must receive approval from the Vanguard Compliance Department before
          purchasing  or  selling  any  securities.   The  Vanguard   Compliance
          Department will notify Vanguard access persons if their proposed securities transactions are permitted under this Code of Ethics.

     2) TRADING THROUGH VANGUARD BROKERAGE SERVICES. Vanguard access persons must conduct all their securities transactions through Vanguard Brokerage Services. Vanguard Brokerage Services will send a confirmation notice of any purchase or sale of securities by a Vanguard access person to the Vanguard Compliance Department.

     3) PROHIBITION ON INITIAL PUBLIC OFFERINGS. Vanguard access persons are prohibited from acquiring securities in an initial public offering.

     4) PROHIBITION ON PRIVATE PLACEMENTS. Vanguard access persons are prohibited from acquiring securities in a private placement without prior approval from the Vanguard Compliance Department. In the event an access person receives approval to purchase securities in a private placement, the access person must disclose that investment if he or she plays any part in a Vanguard fund's later consideration of an investment in the issuer.

     5) PROHIBITION ON OPTIONS. Vanguard access persons are prohibited from acquiring or selling any option on any security.

     6) PROHIBITION ON SHORT-SELLING. Vanguard access persons are prohibited from selling any security that the access person does not own or otherwise engaging in "short-selling" activities.

     7) PROHIBITION ON SHORT-TERM TRADING PROFITS. Vanguard access persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) securities within 60 calendar days. In the event that an access person realizes profits on such short-term trades, the access person must relinquish such profits to The Vanguard Group Foundation.

     c) BLACKOUT RESTRICTIONS FOR ACCESS PERSONS. All Vanguard access persons are subject to the following restrictions when their purchases and sales of securities coincide with trades by the Vanguard funds:

     1) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A FUND TRADE. Vanguard access persons are prohibited from purchasing or selling any security within three calendar days after a Vanguard fund has traded in the same (or a related) security. In the event that an access person makes a prohibited purchase or sale within the three-day period, the access person must unwind the transaction and relinquish any gain from the transaction to The Vanguard Group Foundation.

     2) PURCHASES WITHIN SEVEN DAYS BEFORE A FUND PURCHASE. A Vanguard access person who purchases a security within seven calendar days before a Vanguard fund purchases the same (or a related) security is prohibited from selling the security for a period of six months following the fund's trade. In the event that an access person makes a prohibited sale within the six-month period, the access person must relinquish to The Vanguard Group Foundation any gain from the transaction.

     3) SALES WITHIN SEVEN DAYS BEFORE A FUND SALE. A Vanguard access person who sells a security within seven days before a Vanguard fund sells the same (or a related) security must relinquish to The Vanguard Group Foundation the difference between the access person's sale price and the Vanguard fund's sale price (assuming the access person's sale price is higher).

     4) RESTRICTIONS NOT APPLICABLE TO TRADES BY VANGUARD INDEX FUNDS. The restrictions of this section 7c do not apply to purchases and sales of securities by Vanguard access persons which would otherwise violate section 7c solely because the transactions coincide with trades by any Vanguard index funds.

SECTION 8:  ADDITIONAL TRADING RESTRICTIONS FOR INSTITUTIONAL CLIENT CONTACTS

     a) APPLICATION. The restrictions of this section 8 apply to all Vanguard Institutional client contacts. For purposes of the Code of Ethics, an "Institutional client contact" includes any Vanguard employee who works in a department or unit at Vanguard that has significant levels of interaction or dealings with the management of clients of Vanguard's Institutional Investor Group. The Vanguard Compliance Department will notify Vanguard employees who qualify as Institutional client contacts of the restrictions of this Section 8.

     b) PROHIBITION ON TRADING SECURITIES OF INSTITUTIONAL CLIENTS. Vanguard Institutional client contacts are prohibited from acquiring securities issued by clients of the Vanguard Institutional Investor Group (including any options or futures contracts based on such securities). In the event that any individual who becomes subject to this prohibition already owns securities issued by Institutional clients, the individual will be prohibited from disposing of those securities without prior approval from the Vanguard Compliance Department. The restrictions of this section 8 apply to all transactions in which Institutional client contacts have acquired or would acquire beneficial ownership (see section
6a) of a security, including transactions by a spouse or minor child. However, the restrictions do not apply to transactions in any account over which an individual does not possess any direct or indirect control or influence. The Vanguard Compliance Department will maintain a list of the Institutional clients to which the prohibitions of this section 8 apply. The Vanguard Compliance Department may waive the prohibition on acquiring securities of Institutional clients in appropriate cases (including, for example, cases in which an individual acquires securities as part of an inheritance or through an employer-sponsored employee benefits or compensation program).

SECTION 9:  COMPLIANCE PROCEDURES

     a) APPLICATION. The requirements of this section 9 apply to all Vanguard personnel other than disinterested Directors and Trustees (see section 7a). The requirements apply to all transactions in which Vanguard personnel have acquired or would acquire beneficial ownership (see section 6a) of a security, including transactions by a spouse or minor child. However, the requirements do not apply to transactions involving: (i) direct obligations of the Government of the United States; (ii) high quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements; and (iii) shares of registered open-end investment companies (including shares of any Vanguard fund). In addition, the requirements do not apply to securities acquired for accounts over which the person has no direct or indirect control or influence.

     b) DISCLOSURE OF PERSONAL HOLDINGS. All Vanguard personnel must disclose their personal securities holdings to the Vanguard Compliance Department upon commencement of employment with Vanguard. These disclosures must identify the title, number of shares, and principal amount with respect to each security holding.

     c) RECORDS OF SECURITIES TRANSACTIONS. All Vanguard personnel must notify the Vanguard Compliance Department if they have opened or intend to open a brokerage account. Vanguard personnel must direct their brokers to supply the Vanguard Compliance Department with duplicate confirmation statements of their securities transactions and copies of all periodic statements for their brokerage accounts.

     d) CERTIFICATION OF COMPLIANCE. All Vanguard personnel must certify annually to the Vanguard Compliance Department that: (i) they have read and understand this Code of Ethics; (ii) they have complied with all requirements of the Code of Ethics; and (3) they have reported all transactions required to be reported under the Code of Ethics.

SECTION 10:  REQUIRED REPORTS BY DISINTERESTED DIRECTORS AND TRUSTEES

Disinterested Directors and Trustees (see section 7a) are required to report their securities transactions to the Vanguard Compliance Department only in cases where the Director or Trustee knew or should have known during the 15-day period immediately preceding or following the date of the transaction that the security had been purchased or sold, or was being considered for purchase or sale, by a Vanguard fund.

SECTION 11: APPLICATION TO INVESTMENT ADVISERS

     a) ADOPTION OF CODE OF ETHICS. Each investment adviser to a Vanguard fund must adopt a code of ethics in compliance with Rule 17j-1 and provide the Vanguard Compliance Department with a copy of the code of ethics and any subsequent amendments. Each investment adviser is responsible for enforcing its code of ethics and reporting to the Vanguard Compliance Department on a timely basis any violations of the code of ethics and resulting sanctions.

     b) PREPARATION OF ANNUAL REPORTS. Each investment adviser to a Vanguard fund must prepare an annual report on its code of ethics for review by the Board of Trustees of the Vanguard fund. This report must contain the following:

     1) a description of any issues arising under the adviser's code of ethics including, but not limited to, information about any violations of the code, sanctions imposed in response to such violations, changes made to the code's provisions or procedures, and any recommended changes to the code; and

     2)   a  certification   that  the  investment   adviser  has  adopted  such
          procedures as are reasonably necessary to prevent access persons from violating the code of ethics.

SECTION 12:  REVIEW BY BOARDS OF DIRECTORS AND TRUSTEES

     a) REVIEW OF INVESTMENT ADVISERS' CODE OF ETHICS. Prior to retaining the services of any investment adviser for a Vanguard fund, the Board of Trustees of the Vanguard fund must review the code of ethics adopted by the investment adviser pursuant to Rule 17j-1 under the Investment Company Act of 1940. The Board of Trustees must receive a certification from the investment adviser that the adviser has adopted such procedures as are reasonably necessary to prevent access persons from violating the adviser's code of ethics. A majority of the Trustees of the Vanguard fund, including a majority of the disinterested Trustees of the Fund, must determine whether the adviser's code of ethics contains such provisions as are reasonably necessary to prevent access persons from engaging in any act, practice, or course of conduct prohibited by the anti-fraud provisions of Rule 17j-1.

     b) REVIEW OF VANGUARD ANNUAL REPORTS. The Vanguard Compliance Department must prepare an annual report on this Code of Ethics for review by the Board of Directors of Vanguard and the Boards of Trustees of the Vanguard funds. The report must contain the following:

     1) a description of issues arising under the Code of Ethics since the last report including, but not limited to, information about any violations of the Code, sanctions imposed in response to such violations, changes made to the Code's provisions or procedures, and any recommended changes to the Code; and

     2) a certification that Vanguard and the Vanguard Funds have adopted such procedures as are reasonably necessary to prevent access persons from violating the Code of Ethics.

SECTION 13:  SANCTIONS

In the event of any violation of this Code of Ethics, Vanguard senior management will impose such sanctions as deemed necessary and appropriate under the circumstances and in the best interests of Vanguard fund shareholders. In the case of any violations by Vanguard employees, the range of sanctions could include a letter of censure, suspension of employment without pay, or permanent termination of employment.

SECTION 14:  RETENTION OF RECORDS

Vanguard must maintain all records required by Rule 17j-1 including: (i) copies of this Code of Ethics and the codes of ethics of all investment advisers to the Vanguard funds; (ii) records of any violations of the codes of ethics and actions taken as a result of the violations; (iii) copies of all certifications made by Vanguard personnel pursuant to section 9d; (iv) lists of all Vanguard personnel who are, or within the past five years have been, access persons subject to the trading restrictions of section 8 and lists of the Vanguard compliance personnel responsible for monitoring compliance with those trading restrictions; and (v) copies of the annual reports to the Boards of Directors and Trustees pursuant to section 12.

                                 CODE OF ETHICS

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                             DANCING ELEPHANT, LTD.
                               GMO AUSTRALIA LTD.
                                GMO AUSTRALIA LLC
                           GMO RENEWABLE RESOURCES LLC
                                GMO WOOLLEY LTD.

                             Dated February 17, 2000

                                 I. INTRODUCTION

     A. FIDUCIARY DUTY. This Code of Ethics is based on the principle that trustees, officers, employees, and certain other related persons of the above-listed mutual funds and fund managers have a fiduciary duty to place the interests of the Funds and ACCOUNTS AHEAD OF THEIR OWN. THE CODE APPLIES TO ALL ACCESS PERSONS(1) and focuses principally on pre-clearance and reporting of personal transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the GMO Funds and Accounts.

     As fiduciaries, Access Persons must at all times:

          1. PLACE THE INTERESTS OF THE GMO FUNDS AND ACCOUNTS FIRST. Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the GMO Funds and Accounts in any decision relating to their personal investments. An Access Person may not induce or cause a Fund to take action, or not to take action, for personal benefit, rather than for the benefit of the Fund. Nor may any Access Persons otherwise exploit the client relationship for personal gain.

          2. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS CONSISTENT WITH THIS CODE INCLUDING BOTH THE PRE-CLEARANCE AND REPORTING REQUIREMENTS. Doubtful situations should be resolved in favor of the GMO Funds and Accounts. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

          3. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS. Access Persons must not only seek to achieve technical compliance with the Code but should strive to abide by its spirit and the principles articulated herein.


--------------------
(1)  Capitalized words are defined in Appendix 1.

     B. APPENDICES TO THE CODE. The appendices to this Code are attached to and are a part of the Code. The appendices include the following:

          1. DEFINITIONS (capitalized terms in the Code are defined in Appendix 1),

          2.   MASTER  PERSONAL  TRADING   POLICIES   AND   PROCEDURES  and  the
     appendices thereto (Appendix 2),

          3. QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING (Appendix A to Appendix 2),

          4.   QUARTERLY TRANSACTION REPORT (Appendix B to Appendix 2),

          5.   CONTACT   PERSONS  including   the  Compliance  Officer  and  the
     Conflicts of Interest Committee, if different than as initially designated herein (Appendix C to Appendix 2),

          6.   Personal  Trading  Relationship  and  Holdings   Disclosure  Form
     (Appendix D to Appendix 2),

          7. TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS (Appendix E to Appendix 2),

          8.   ACKNOWLEDGMENT   OF  RECEIPT  OF CODE  OF ETHICS (Appendix  F  to
     Appendix 2),

          9. ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS (Appendix G to Appendix 2), and

          10.  FORM LETTER TO BROKER, DEALER OR BANK (Appendix H to Appendix 2).

                      II. PERSONAL SECURITIES TRANSACTIONS

     A. PRE-CLEARANCE REQUIREMENTS FOR ACCESS PERSONS.

          1. GENERAL REQUIREMENT. All Securities Transactions by Access Persons (other than any trustee of GMO Trust who is not an "interested person" (as defined in the Investment Company Act of 1940 ("1940 Act")) of a GMO Fund) of the types set forth in Section 2 of the Procedures are subject to the pre-clearance procedures set forth in Section 6 of the Procedures.

          2. GENERAL POLICY. In general, requests to buy or sell a security will be denied if the Security is being considered for purchase or sale within 15 days of the date of the request by any Fund or Account. Requests to sell a Security short will be denied for the same reasons and also if the security is owned by any GMO Active Portfolio.

          3. PROCEDURES. The procedures for requesting pre-clearance of a Securities Transaction are set forth in Section 6 of the Procedures and in Appendix A thereto. The Compliance Officer (or a designee) will keep appropriate records of all pre-clearance requests.

          4. NO EXPLANATION REQUIRED FOR REFUSALS. In some cases, the Compliance Officer (or a designee) may refuse to authorize a Securities Transaction for a reason that is confidential. The Compliance Officer is not required to give an explanation for refusing to authorize any Securities Transaction.

     B.   PROHIBITED TRANSACTIONS.

          1. PROHIBITED SECURITIES TRANSACTIONS. The following Securities Transactions are prohibited and will not be authorized, except to the extent designated below. These prohibitions shall not apply to any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund.

               a. INITIAL PUBLIC OFFERINGS. Any purchase of Securities in an initial public offering other than a new offering of a registered open-end investment company or any initial offering which an Access Person can demonstrate in the pre-clearance process is available and accessible to the general investing public through on-line or other means.

               b. PRIVATE PLACEMENTS. Any purchase of Securities in an offering exempt from registration under the Securities Act of 1933, as amended, is generally prohibited but may be reviewed by the Conflicts of Interest Committee upon request.

               c. OPTIONS ON SECURITIES. Options on any securities owned by an active trading area of the firm or an area in which an employee directly works.

               d. SECURITIES BEING CONSIDERED FOR PURCHASE OR SALE. Any Security being considered for purchase or sale by a Fund or an Account. For this purpose, a security is being considered for purchase or sale when a recommendation to purchase or sell the Security has been communicated or, with respect to the person making the recommendation, when such person seriously considers making the recommendation.

               e. SHORT-TERM TRADING. Any purchase or sale of the same or equivalent Securities within 60 calendar days generally is prohibited but will be reviewed by the Compliance Officer on a case-by-case basis, and may be approved in situations in which there is no potential for abuse and the equities strongly support an exemption. Securities exempt from pre-clearance and reporting are not subject to this prohibition.

               f. SHORT SELLING OF SECURITIES. Short selling securities that are held in Active Portfolios (including International Active, Domestic Active, Emerging Markets and Global Properties). Access Persons also are prohibited from short selling Securities held in an account within his or her own area, even if quantitatively managed. The Compliance Department will determine whether an Active Portfolio holds a Security and whether a Security is held by an Access Person's "area."

          2.   IMPROPER  SECURITIES  TRANSACTIONS.   The  following   Securities
     Transactions may violate the federal securities laws or other legal or regulatory provisions or are otherwise deemed to be improper and are prohibited and will not be authorized under any circumstances:

               a. INSIDE INFORMATION. Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security;

               b. MARKET MANIPULATION. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

               c. OTHERS. Any other transactions deemed by the Compliance Officer (or a designee) to involve a conflict of interest, possible diversions of corporate opportunities, or an appearance of impropriety.

     C.   EXEMPTIONS.

          1. The following Securities Transactions and other transactions are exempt (as indicated below) from either the pre-clearance requirements set forth in Section II.A. or the reporting requirements set forth in Section II.D, or both. Note that de minimus purchases and sales of large market cap stocks (see (i) below), are exempt from pre-clearance, but are subject to quarterly reporting. (Also, see Appendix 2.):

               a. Securities Transactions Exempt from Both Pre-clearance and Reporting.

               - MUTUAL FUNDS. Securities issued by any registered open-end investment companies (including, but not limited to, the GMO Funds).

               -    U.S.  GOVERNMENT   SECURITIES.   Securities  issued  by  the
                    Government of the United States;

               - MONEY MARKET INSTRUMENTS. Money market instruments or their equivalents, including bankers' acceptances, bank certificates OF DEPOSIT, COMMERCIAL PAPER AND HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS2, including repurchase agreements;

               - CURRENCIES AND FORWARD CONTRACTS THEREON. Currencies of foreign governments and forward contracts thereon;

               - CERTAIN CORPORATE ACTIONS. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities and

               - RIGHTS. Any acquisition of Securities through the exercise of rights issued by an issuer to all holders of a class of its Securities, to the extent the rights were acquired in the issue.

               b. Securities Transactions Exempt from Pre-clearance but Subject to Reporting Requirements.

               - DISCRETIONARY ACCOUNTS. Transactions through any discretionary accounts (i) that have been approved by the Compliance Department in advance and (ii) for which the Access Person has arranged for quarterly certification from the third party manager stating that the individual (Access Person or Immediate Family Member) has not influenced the discretionary manager's decisions during the period in question;

               - DE MINIMUS PURCHASES AND SALES OF LARGE CAP STOCKS. Purchases or sales of less than $5,000 of common stock of issuers whose market capitalization is greater than $5 billion, which may be utilized once per security during a pre-clearance period; and

               - MISCELLANEOUS. Any transaction in the following: (1) limited partnerships and other pooled vehicles sponsored by a GMO Entity, (2) open-end investment vehicles not market traded and (3) other Securities as may from time to time be designated in writing by the Conflicts of Interest Committee on the ground that the risk of abuse is minimal or non-existent.

          2.   APPLICATION TO COMMODITIES, FUTURES AND OPTIONS.

--------------------
(2) High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

               a.   The purchase or sale of  commodities, futures on commodities and related options, futures on currencies, non-exchange-traded options on currencies, and non-exchange-traded options on currency futures are not subject to the pre-clearance requirements set forth in
          Section II.A. or the reporting requirements set forth in Section II.D.

               b. The purchase and sale of exchange-traded options on currencies, exchange-traded options on currency futures; and the purchase of futures on securities comprising part of a broad-based, publicly traded market based index of stocks and related options are not subject to the pre-clearance requirements set forth in Section II.A., but are subject to the reporting requirements set forth in
          Section II.D.

               c. The purchase of other options relating to Securities are subject to all of the provisions of this Code.

               d. The exercise of options, the purchase or sale of which is subject to the pre-clearance or reporting provisions of this Code, is not subject to the pre-clearance requirements set forth in Section II.A., but is subject to the reporting requirements set forth in
          Section II.D.

               e.   The  writing of  covered  call  options  on   Securities  or
          Securities indices is permitted.

     D.   REPORTING REQUIREMENTS

          1. INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS. No later than 10 days after initial designation as an Access Person and thereafter on an annual basis (and based on information current as of a date not more than 30 days before the report is submitted), each Access Person must report to the Compliance Department all of the information set forth in Section 1 of the Procedures.

          2. QUARTERLY REPORTING REQUIREMENTS. Each Access Person must file a quarterly report with the Compliance DEPARTMENT WITHIN 10 CALENDAR DAYS OF QUARTER-end with respect to all Securities Transactions of the types listed in Section 2 of the Procedures occurring during that past quarter. The procedures to be followed in making quarterly reports are set forth in
     Section 7 of the Procedures.

          3. BROKERAGE STATEMENTS. Each Access Person must disclose to the Compliance Department all of his or her brokerage accounts and relationships and must require such brokers to forward to the Compliance Department copies of confirmations of account transactions.

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

          4. EXEMPTION FOR CERTAIN TRUSTEES. The reporting requirements in the three preceding paragraphs shall not apply to any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund.

          5. REVIEW OF REPORTS. The Compliance Officer shall review and maintain each Access Person's reports filed pursuant to Sections 2.D.1 and .2 of this Code and brokerage statements filed pursuant to Section 2.D.3 of this Code.

          6. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code will generally be maintained in a secure and confidential manner, but may be made available (without notice to Access Person) for inspection to the directors, trustees or equivalent persons of each GMO Entity employ-ing the Access Person, the Board of Trustees of each GMO Fund, the Conflicts of Interest Committee, the Compliance Department, the Compliance Officer, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the SEC, any state securities commission, and any attorney or agent of the foregoing or of the GMO Funds.

                              III. FIDUCIARY DUTIES

     A. CONFIDENTIALITY. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Funds and Accounts, except to persons whose responsibilities require knowledge of such information.

     B.   GIFTS. The following provisions on gifts apply to all Access Persons.

          1. ACCEPTING GIFTS. On occasion, because of their affiliation with the Funds or Accounts, Access Persons may be offered, or may receive with-out notice, gifts from clients, brokers, vendors, or other persons not affiliated with any GMO Entity. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of the GMO Funds and the GMO Entities. Gifts of a nominal value (I.E., GIFTS WHOSE REASONABLE VALUE IS NO MORE THAN $100 A YEAR), AND CUSTOMARY BUSINESS MEALS, ENTERTAINMENT (E.G., sporting EVENTS), AND PROMOTIONAL ITEMS (E.G., pens, mugs, T-shirts) may be accepted.

          If an Access Person receives any gift that might be prohibited under this Code, the Access Person must inform the Compliance Department.

          2. SOLICITATION OF GIFTS. Access Persons may not solicit gifts or gratuities.

     C. SERVICE AS A DIRECTOR. Pursuant to the provisions of Section 2.D.1 of this Code, Access Persons must report any service as a director of a publicly-held company (other than the GMO Entities, their affiliates, and the Funds). The Compliance Department shall review at the outset and from time-to-time the appropriateness of such service in light of the objectives of this Code. The Compliance Department may in certain cases determine that such service is inconsistent with these objectives; and it may in others require that the affected Access Person be isolated, through a "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the person sits.

                     IV. COMPLIANCE WITH THIS CODE OF ETHICS

     A.   CONFLICTS OF INTEREST COMMITTEE

          1. MEMBERSHIP, VOTING AND QUORUM. The Conflicts of Interest Committee shall initially consist of Scott Eston, Forrest Berkley and Bill Royer. The Conflicts of Interest Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee.

          2. INVESTIGATING VIOLATIONS OF THE CODE. The Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Conflicts of Interest Committee. The Conflicts of Interest Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any violation of the Code will be reported to the Boards of Trustees of the GMO Funds no less frequently than each quarterly meeting.

          3. ANNUAL REPORTS. The Conflicts of Interest Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will provide a written report to the Board of Trustees of each GMO Fund:

               a. Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

               b. Identifying material issues under this Code since the last report to the Board of Trustees of the GMO Funds, including, but not limited to, any material violations of the Code or sanctions imposed in response to material violations or pattern of non-material violation or sanctions;

               c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations; and

               d. Certifying to the Boards of Trustees of the GMO Funds that the applicable GMO Entities have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

          4. REVIEW OF DENIED TRADES. The process and standards for Conflicts of Interest Committee review of denied trades is set forth in Section 3 of the Procedures and Appendix A thereto.

     B.   REMEDIES

          1. SANCTIONS. If the Conflicts of Interest Committee determines that an Access Person has committed a violation of the Code, the Conflicts of Interest Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. The Conflicts of Interest Committee also may require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. In such cases, the amount of profit shall be calculated by the Conflicts of Interest Committee and shall be forwarded to a charitable organization selected by the Conflicts of Interest Committee. No member of the Conflicts of Interest Committee may review his or her own transaction.

          2. REVIEW. Whenever the Conflicts of Interest Committee determines that an Access Person has committed a violation of this Code that merits remedial action, it will report no less frequently than quarterly to the Boards of Trustees of the applicable GMO Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Trustees of the GMO Funds may modify such sanctions as they deem appropriate. Such Boards shall have access to all information considered by the Conflicts of Interest Committee in relation to the case. The Conflicts of Interest Committee may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Trustees.

          3. REVIEW OF PRE-CLEARANCE DECISIONS. Upon written request by any Access Person, the Conflicts of Interest Committee may review, and, if applicable, reverse any request for pre-clearance denied by the Compliance Department (or a designee).

     C. EXCEPTIONS TO THE CODE. Although exceptions to the Code will rarely, if ever, be granted, the Compliance Department may grant exceptions to the requirements of the Code on a case by case basis if the Compliance Department finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported by the Compliance Department as soon as practicable to the Conflicts of Interest Committee and to the Boards of Trustees of the GMO Funds at their next regularly scheduled meeting after the exception is granted.

     D. COMPLIANCE CERTIFICATION. At least once a year, all Access Persons will be required to certify that they have read, understand and complied with the Code and the Procedures.

     E. INQUIRIES REGARDING THE CODE. The Compliance Department will answer any questions about this Code, the Procedures or any other compliance-related matters.

                         V. BOARDS OF TRUSTEES APPROVALS

     A. Approval of Code. The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve the Code based upon a determination that it contains the provisions reasonably necessary to prevent Access Persons from engaging in conduct prohibited by Rule 17j-1 under the 1940 Act.

     B. Amendments to Code. The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve any material amendment to the Code or the Procedures within six months of such change.

                                                                      APPENDIX 1

                                   DEFINITIONS

     "ACCESS PERSON" means:

     (1) every trustee, officer, or member of Grantham, Mayo, Van Otterloo & Co. LLC, Dancing Elephant, Ltd., GMO Australia Ltd., GMO Renewable Resources LLC, GMO Woolley Ltd., or any of the GMO Funds;

     (2) every employee or on-site consultant of a GMO Entity (or a company in a control relationship with any of the foregoing) who, in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund or an Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

     (3) every natural person in a control relationship with a GMO Entity or a GMO Fund who obtains information concerning recommendations made to a Fund or an Account with regard to the purchase or sale of a Security, prior to its dissemination or prior to the execution of all resulting trades;

     (4) such other persons as the Legal and Compliance Department shall designate. Initially, the Compliance Department HAS DESIGNATED ALL EMPLOYEES AND ON-site consultants of GMO Entities and all members of Grantham, Mayo, Van Otterloo & Co. LLC as Access Persons.

Any uncertainty as to whether an individual is an Access person should be brought to the attention of the Compliance Department, which will make the determination in all cases.

     "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

     "CODE" means this Code of Ethics, as amended.

     "COMPLIANCE DEPARTMENT" means the Legal and Compliance Department of Grantham, Mayo, Van Otterloo & Co. LLC. Communications received under this Code to be directed to the Compliance Department in the first instance should be directed to the Compliance Officer.

     "COMPLIANCE OFFICER" means the Compliance Officer of Grantham, Mayo, Van Otterloo & Co. LLC, Julie Perniola.

     "GMO ACTIVE PORTFOLIO" means any Fund or Account that is managed by application of traditional (rather than quantitative) INVESTMENT TECHNIQUES, which includes International Active, Domestic Active, Emerging Markets and Global Properties.

     "GMO ACCOUNT" AND "ACCOUNT" mean any investments managed for a U.S. based client by a GMO entity, including private investment accounts, ERISA pools and unregistered pooled investment vehicles.

     "GMO ENTITY" means Grantham, Mayo, Van Otterloo & Co. LLC, Dancing Elephant, Ltd., GMO Australia Ltd., GMO Australia LLC, GMO Renewable Resources LLC, or GMO Woolley Ltd.

     "EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security.

     "GMO FUND" AND "FUND" mean an investment company registered under the 1940 Act (or a portfolio or series thereof, as the case may be), including GMO Trust, for which any of the GMO Entities serves as an adviser or sub-adviser.

     "IMMEDIATE FAMILY" of an Access Person means any of an Access Person's spouse and minor children who reside in the same household. Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Department determines could lead to the possible conflicts of interest or appearances of impropriety which this Code is intended to prevent. The Compliance Department may from time-to-time circulate such expanded definitions of this term as it deems appropriate.

     "PROCEDURES" means the Master Personal Trading Policies and Procedures of Grantham, Mayo, Van Otterloo & Co. LLC, from time-to-time in effect and attached hereto as Appendix 2.

     "SEC" means the Securities and Exchange Commission.

     "SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

     "SECURITIES TRANSACTION" means a purchase or sale of Securities in which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest. A donation of securities to a charity is considered a Securities Transaction.

                                       13